Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2017, except for the effect of the stock split described in Note 17 to the financial statements, for which the date is April 17, 2017, relating to the financial statements, which appears in the Registration Statement on Form S-1 (No. 333-216580) of NCS Multistage Holdings, Inc.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 25, 2017